UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 14, 2011

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 14, 2011, we entered into an agency agreement (the “Agency Agreement”) to, among other things, conduct a brokered private placement (the “Offering”) of up to 5,714,285 units (each, a “Unit”) at a price of Cdn$1.75 per Unit, with each Unit consisting of one share of our company’s common stock (each, a “Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”), with each Warrant entitling the holder to purchase one additional common share of our company’s common stock (each, a “Warrant Share”) at an exercise price of Cdn$2.25 per Warrant Share for a period of two years from the closing (the “Closing”) of the Offering.  We issued an aggregate of 3,145,800 Units in the Offering for aggregate gross proceeds of Cdn$5,505,150 (US$5,636,170).

Pursuant to the Agency Agreement, we agreed to pay cash commission in an amount equal to 7% of the gross proceeds raised from the sale of the Units and issue such number of common share purchase warrants (each, a “Broker Warrant”) as is equal to 7% of the number of Units sold under the Offering, with each Broker Warrant entitling the holder thereof to purchase one common share of our company (each, a “Broker Share”) at an exercise price of Cdn$1.75 per Broker Share until 4:00 p.m. (Vancouver time) on December 14, 2012.  In connection with the Offering, we paid an aggregate of Cdn$385,360.50 in a cash commission and issued an aggregate of 220,206 Broker Warrants.

Also on June 14, 2011, we also entered into:

(a)
a registration rights agreement (the “Registration Rights Agreement”) with the purchasers of the Units pursuant to which we agreed to file, have declared effective and maintain the effectiveness of a registration statement under the United States Securities Act of 1933, as amended, to register for resale the Unit Shares, Warrant Shares and Broker Shares;

(b)	a warrant indenture with Valiant Trust Company as warrant agent with respect to the terms and conditions relating to the Warrants;

(c)
a warrant exercise agreement with each of Wesley Clover Corporation (“Wesley Clover”) whereby Wesley Clover agreed to exercise common share purchase warrants to acquire 883,334 common shares of our company at an exercise price of US$0.90 per common share on or before July 29, 2011.  In the event Wesley Clover has not exercised all of the warrants on or before August 31, 2011, Wesley Clover agreed to pay to our company US$250,000 on August 31, 2011 and to pay interest to our company at 2% per month (on a pro-rata basis) on the default amount until the default amount is paid in full; and

(d)
a warrant exercise agreement with Covington Venture Fund (“Covington”) whereby Covington agreed to exercise common share purchase warrants to acquire 883,334 common shares of our company at an exercise price of US$0.90 per common share on or before July 29, 2011.  In the event Covington has not exercised all of the warrants on or before August 31, 2011, Covington agreed to pay to our company US$250,000 on August 31, 2011 and to pay interest to our company at 2% per month (on a pro-rata basis) on the default amount until the default amount is paid in full.

Item 3.02                      Unregistered Sales of Equity Securities.

On June 14, 2011, in connection with the Offering, we issued 3,145,800 Units at a purchase price of Cdn$1.75 per Unit for aggregate gross proceeds of Cdn$5,505,150 (US$5,636,170).  Each Unit consists of one Unit Share and one-half of one Warrant, with each whole Warrant exercisable into an additional common share at a price of Cdn$2.25 per Warrant Share at any time until June 14, 2013.  We issued the 3,145,800 Units to seventeen persons who represented that they were not US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Also on June 14, 2011, we issued 1,332,261 common shares to two debenture holders on the conversion of outstanding convertible debentures in the aggregate principal amount of US$1,464,800.  We issued the 1,332,261 common shares to two persons who represented that they were not US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Also on June 14, 2011, we issued 220,206 Broker Warrants exercisable into an addition common share at a price of Cdn$1.75 per Broker Share.  We issued the Broker Warrants to two persons who represented that they were not US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01                      Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to a completed private placement is appended to this Form 8-K Current Report as exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1           News Release dated June 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp
David Karp
Chief Financial Officer

Dated: June 20, 2011